Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-25277, 333-40307, 333-32318, 333-41384, 333-53776, 333-57378, 333-73982, 333-100837, 333-109627, 333-113200, 333-119640, 333-125448, 333-128098, 333-133564, 333-138337, 333-139835, 333-147034, 333-149375, and 333-154867 on Form S-8 of our report dated June 16, 2009 (September 30, 2009 as to the effect of the retrospective adoption of Financial Accounting Standards Board Staff Position APB 14-1: Accounting for Convertible Debt Instruments that May be Settled in Cash upon Conversion (Including Partial Cash Settlement), relating to the consolidated financial statements of NetApp, Inc. and its subsidiaries (collectively, the “Company”) (which report expresses an unqualified opinion and includes explanatory paragraphs regarding the adoption of new accounting pronouncements), appearing in this Current Report on Form 8-K of the Company.
/s/ DELOITTE & TOUCHE LLP
San Jose, California
September 30, 2009